UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2024

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

On August 26, 2024, Leslie’s, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed Jason McDonell, age 50, as the Chief Executive Officer of the Company (in which capacity he will serve as the Company’s principal executive officer), and as a director of the Company, in each case effective as of September 9, 2024 (the “Effective Date”). Mr. McDonell is a seasoned senior executive with nearly 30 years of experience in retail and consumer products sectors. Most recently, he served as Executive Vice President, Merchandising, Marketing, and e-Commerce at Advance Auto Parts, Inc., a leading automotive aftermarket parts provider, between March 2021 and December 2023. In this role, Mr. McDonell drove omnichannel growth across the company’s $11 billion portfolio, spearheaded billion-dollar owned brands like DieHard and CarQuest, managed a global network of 200 suppliers, oversaw $4 billion in inventory, and led a global team of professionals. Before assuming this position, he was Executive Vice President and Chief Marketing Officer, between July 2019 and February 2021, where he played a key role in re-launching the DieHard brand and advancing the company’s omnichannel capabilities with the introduction of Advance Same Day. Prior to his tenure at Advance Auto Parts, Mr. McDonell spent 21 years at PepsiCo, Inc., a global leader in food, snack, and beverage products. He held various cross-functional roles with increasing responsibility across the U.S. and Canada, culminating in his role as President and General Manager of PepsiCo Foods Canada, between 2015 and 2019. In this capacity, he had full P&L responsibility for a $2.5 billion division encompassing the Frito-Lay and Quaker portfolios. His multidisciplinary experience at PepsiCo spanned brand marketing, key account management, strategy and insights, field sales, and operations for some of the company’s most iconic brands. Mr. McDonell began his career in brand management at The Proctor & Gamble Company. He holds a bachelor’s degree in Business Administration from Wilfrid Laurier University in Canada and has participated in several YPO executive leadership programs at Harvard Business School.

Mr. McDonell will receive a base salary of $850,000 and a target bonus of 100% of his salary, in each case, starting on the Effective Date. Mr. McDonell will not be eligible for any bonus for the Company’s 2024 fiscal year. He will also receive an equity grant of restricted stock units with a grant value of $1,150,000 in September 2024, which award will vest in equal annual installments over a 4 year period, and an equity grant of performance stock units with a grant value of $1,150,000, which will be awarded in December 2024, each subject to his continued service with the Company through the applicable vesting date, and subject to such other terms and conditions set forth in the award agreement. Mr. McDonell will receive a one-time sign-on bonus in the amount of $350,000, which will be paid to him on the first regular payroll processing date following the Effective Date. Additionally, Mr. McDonell will be entitled to relocation benefits in an amount not to exceed $30,000.

Mr. McDonell will participate in the Company’s Executive Severance Pay Plan (the “Plan”) consistent with other executives, except that the cash severance benefit under the Plan shall consist of periodic severance payments for a duration of 18 months following the date of Separation From Service (rather than 12 months as provided in Section 3.1 of the Plan), and the amount of the monthly payment shall equal one-twelfth of the sum of Mr. McDonell’s annual base pay plus annual target bonus amount (rather than only monthly base pay). The Plan provides for payment of severance benefits to certain senior executives upon involuntary termination in specified circumstances. Mr. McDonell will also receive other benefits generally available to the Company’s salaried employees.

Mr. McDonell and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. McDonell and any of the Company’s directors or executive officers, and there are no arrangements or understandings with other persons pursuant to which Mr. McDonell was selected as an officer.

Departure of Chief Executive Officer and Director

On August 26, 2024, the Company announced that Michael R. Egeck, the Company’s Chief Executive Officer, departed from the Company and resigned from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Egeck’s departure was not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements or accounting.

In connection with his departure, Mr. Egeck will become entitled to the payments and benefits applicable under the Amended and Restated Employment Agreement, dated as of October 19, 2020, between Mr. Egeck and the Company (the “Egeck Employment Agreement”), upon a termination of employment by the Company without cause, in accordance with and subject to the terms thereof, including the Company's receipt of an effective release of claims against the Company from Mr. Egeck. The Egeck Employment Agreement is filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission on November 29, 2023.

Appointment of Interim Chief Executive Officer

On August 26, 2024, the Company also announced that, in order to facilitate an orderly transition prior to the commencement of Mr. McDonell’s service, the Board appointed the Company’s Chairman of the Board, John Strain, age 56, as interim Chief Executive Officer of the Company, effective immediately (the “Interim Effective Date”) until the Effective Date of Mr. McDonell’s appointment. Mr. Strain will serve as the Company’s principal executive officer during his term as interim Chief Executive Officer. Mr. Strain joined the Board in August 2018 and has served as Chairman of the Board since March 2024. Mr. Strain was the Head of e-Commerce and Technology at The Gap, Inc., between October 2019 and May 2022. The Gap, Inc. is an American worldwide clothing and accessories retailer founded in 1969. Mr. Strain had responsibilities in such role for technology, product management, data and analytics, and loyalty and payments. Mr. Strain also oversaw the digital business including e-commerce strategy and operations and digital and direct marketing. With almost 30 years in the retail technology and e-commerce space, Mr. Strain brings a consumer-centric mindset to a delivery orientation that has resulted in a track record of successful digital transformations. Prior to joining The Gap, Inc., Mr. Strain was the General Manager of the Retail and Consumer Goods Industry for Salesforce, Inc. Mr. Strain also spent 11 years at Williams-Sonoma, Inc. as the Chief Digital and Technology Officer, where he was responsible for technology, product management, and digital marketing. Mr. Strain also spent 14 years as a management consultant. Mr. Strain received a B.S. in Finance from Santa Clara University where he was a member of the Retail Management Institute. Mr. Strain will continue to serve as Chairman of the Board during his tenure as interim Chief Executive Officer.

During his tenure as interim Chief Executive Officer, Mr. Strain will receive total compensation of $44,000, starting on the Interim Effective Date through the Effective Date. During his tenure as interim Chief Executive Officer through the Effective Date, Mr. Strain will not receive any compensation in his capacity as a director of the Company (including with respect to his service as Chairman of the Board).

Mr. Strain will not participate in the Company’s Executive Severance Pay Plan available to other executives. Mr. Strain will not be eligible for other benefits generally available to the Company’s salaried employees.

Mr. Strain and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Strain and any of the Company’s directors or executive officers, and there are no arrangements or understandings with other persons pursuant to which Mr. Strain was selected as an officer.

Item 7.01 Regulation FD Disclosure.

On August 26, 2024, the Company issued a press release announcing the leadership changes described above and reaffirming its outlook for the full year of fiscal 2024 consistent with the outlook provided on August 7, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report on Form 8-K, under Item 7.01 and Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Leslie's, Inc., dated August 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESLIE'S, INC.

Date:	August 26, 2024	By:	/s/ Scott Bowman
		Name: Title:	Scott Bowman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)